News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Generates $0.9 Million in Sales for July

Sales Increase of 292% Compared to Prior Year

TAMPA, FL – August 31, 2018 – MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company generated sales of $0.9 million for the month of July, as compared to $0.23 million in July 2017, representing a 292% increase. The sales growth was a result of MagneGas’ expansion into California, Texas and Louisiana through three acquisitions made earlier in 2018.

The rapid sales growth in July 2018 was primarily driven by a strong rebound in sales in Florida, as well as sales growth at the Company’s northern California operations managed under the Trico Welding Supplies brand. Additionally, the Company’s operations under the Green Arc Supply brand in East Texas have recently acquired several new clients from national industrial gas competitors.

“We continue to make excellent progress with the business,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “Despite seasonal slowdowns during the summer months in Florida, we saw a 19% increase in sales in Florida year-over-year. Our northern California sales also improved rapidly, up 20% month-over-month. Our sales force has been doing an excellent job maintaining and strengthening customer relationships, and we see the fruits of these efforts translate into solid financial results.”

“The combined operations of MagneGas continue to generate consistent revenues, and we are seeing sustained growth in our biggest markets,” stated Scott Mahoney, Chief Financial Officer of MagneGas. “We rationalized our collective workforce by approximately 5% in June, and we are pleased to see improved operational efficiencies throughout our operations. Looking forward, we are constantly evaluating how to make our business more cost effective while investing in the technology that will enable MagneGas to maintain growth in the future.”

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.